UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
BULL RUN CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
(Address of principal executive offices) (Zip Code)
(404) 266-8333
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information contained in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On October 14, 2005, Bull Run Corporation (the “Company”) and its lenders amended the Company’s bank credit facility in order to, among other things, change the facility’s maturity date from November 30, 2005 to November 15, 2006, and increase the borrowing capacity under the facility by $3 million to approximately $61.9 million.
As amended, the Company’s bank credit agreement provides for (a) two term loans (the “Term Loans”) for borrowings totaling approximately $35.9 million and (b) two revolving loan commitments (the “Revolvers”) for aggregate maximum borrowings of $26 million. The agreement requires payments of principal on the Term Loans in the amount of $2.5 million on each of February 28, 2006, May 31, 2006, August 31, 2006 and October 15, 2006. The Company anticipates that, if the debt is not repaid or refinanced prior to February 28, 2006, it will likely require its Chairman of the Board to provide to the Company cash advances in amounts necessary to meet such principal payment requirements, and the Chairman has committed to the Company to provide such funding, as and when necessary. All remaining amounts outstanding under the Term Loans and the Revolvers are then due on the November 15, 2006 maturity date. The amounts outstanding under the Term Loans and Revolvers bear interest at either the banks’ prime rate or the London Interbank Offered Rate (“LIBOR”) plus 2.75%, payable monthly. No additional bank funding for working capital purposes is available under the terms of the credit agreement beyond the additional $3 million made available under the amended agreement. However, the agreement provides that the Company may retain, for working capital purposes, up to $15 million in future cash proceeds, if any, from the issuance of the Company’s debt or equity securities. As of October 14, 2005, substantially all borrowings under the Term Loans and Revolvers were subject to the LIBOR-based rate of 6.61%.
The bank credit agreement, as amended, contains certain financial covenants, including the maintenance of minimum interest coverage ratios determined quarterly. Long-term debt is collateralized by all of the Company’s assets. The Company is presently in compliance with all provisions of the credit agreement as last amended.
The Company previously announced that the Company, Triple Crown Media, Inc. (“TCM”) and TCM’s wholly-owned subsidiary, BR Acquisition Corp. (“BR”), executed an Agreement and Plan of Merger whereby the Company would merge into BR immediately following the planned spin-off of TCM from Gray Television, Inc. (the “TCM Merger”). TCM has received a long-term financing commitment from bank lenders that would, among other things, refinance all of the Company’s bank and subordinated indebtedness, in addition to providing TCM available borrowing capacity. The Company currently expects that the TCM Merger and the resulting repayment of the Term Loans and the Revolvers, will occur prior to February 28, 2006, the date on which the initial principal payment on the Term Loans becomes due and payable. The TCM Merger is subject to certain closing conditions, including regulatory approvals and an affirmative vote of Bull Run’s shareholders.
In connection with the Company’s bank credit facilities, the Company’s Chairman entered into a guarantee agreement in favor of the banks, for which he is eligible to receive compensation from the Company in the form of shares of the Company’s common stock. The value of the shares issued to the Chairman is based on an annual compensation rate of 1.625% of the guarantee amount. The guarantee agreement currently requires the Chairman to personally guarantee up to approximately $58.9 million of the Company’s outstanding bank debt. The guarantee agreement provides that if the Company defaults on its bank loan, the banks have the right to require the Chairman to repay the amount of such loan to the banks up to the maximum amount of his personal guarantee. Under the terms of his guarantee, if the banks exercise their rights to demand repayment from the guarantor, the Chairman has the option to purchase the entire loan from the banks, and thereby becoming the holder of the Company’s debt currently payable to the banks as a secured creditor. In August 2005, in return for the consideration that he is expecting to receive in the TCM Merger, the Chairman agreed to waive his right to receive compensation accrued since January 26, 2005.
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “expects,” “anticipates,” “estimates” and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the Company’s future strategic plans, goals or objectives are also forward-looking statements. Readers of this Report are cautioned that any forward-looking statements, including those regarding the intent, belief or current expectations of the Company or management, are not guarantees of future performance, results or events, and involve risks and uncertainties. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances. Actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to the following: (i) the Company’s leverage and/or operating results may adversely affect its ability to obtain new financing or extend its current bank credit agreement beyond the November 15, 2006 maturity date under terms acceptable to the Company and its bank lenders, thereby impairing the Company’s ability to withstand economic downturns or competitive pressures; (ii) the Company may not ultimately be successful in obtaining bank financing beyond the November 15, 2006 maturity date, or be successful in obtaining financing at acceptable terms; (iii) the TCM Merger may not be consummated or may be significantly delayed; (iv) the inability of the Company to currently meet listing requirements of The Nasdaq Stock Market or other national stock exchange may hinder the Company’s ability to raise new capital through the issuance of equity securities; (v) significant segments of the Company’s business are seasonal; (vi) the Company’s business depends on short term contracts and the inability to renew or extend these contracts could adversely affect its business; and (vii) the Company may lose money on some of its contracts, because it guarantees certain payments thereunder.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits –
     Exhibit 10.1 – First Amendment to the Third Amended and Restated Credit Agreement dated October 14, 2005
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2005		BULL RUN CORPORATION

	By:	/s/ FREDERICK J. ERICKSON

Frederick J. Erickson
Vice President — Finance,
Chief Financial Officer, Treasurer and
Assistant Secretary

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